UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2010

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Lakeland Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following proposals as described in the Company’s Proxy Statement dated April 9, 2010. A total of 19,904,587 of the Company’s common shares, out of a total of 24,000,775 common shares outstanding and entitled to vote, were present in person or represented by proxies at the meeting. The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1: The election of five persons, named in the Proxy Statement, to serve as directors on the Company’s Board of Directors until the Annual Meeting of Shareholders in 2013. The following is a list of the directors elected at the Annual Meeting with the number of votes “For” and “Withheld”, as well as the number of “Abstentions” and “Broker Non-Votes”:

Named Executive Officer	For	Withheld	Abstention/Broker Non-Votes
John W. Fredericks	15,267,789	974,204	3,662,594
Robert E. McCracken	15,399,654	842,338	3,662,595
Thomas J. Shara	15,628,183	619,827	3,656,577
Stephen R. Tilton, Sr.	14,448,943	1,793,050	3,662,594
Paul G. Viall, Jr.	15,071,773	1,170,220	3,662,594

Proposal 2: The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved. The number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions” and “Broker Non Votes”, is as follows:

For 19,371,524; Against 208,995; Abstentions 324,068; Broker Non-Votes 0

Proposal 3: The advisory vote on the compensation of the Company’s executives, as disclosed in the Proxy Statement, was approved. The number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions” and “Broker Non Votes”, is as follows:

For 17,939,823; Against 1,308,911; Abstentions 583,850; Broker Non-Votes 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/S/ THOMAS J. SHARA
Name:	Thomas J. Shara
Title:	President and Chief Executive Officer

Dated: May 13, 2010